Exhibit 99.1

FROM: SITEL Corporation 7277 World Communications Drive Omaha, NE 68122	CONTACT: Bill Sims, Investor Relations 402-963-6810

FOR IMMEDIATE RELEASE

SITEL Reviewing Irregularities At Foreign Subsidiary

Omaha, Nebraska, March 3, 2006—SITEL Corporation (NYSE:SWW), a leading global provider of outsourced customer support services, announced today that the Company’s management informed the Audit Committee of its Board of Directors and its external auditors of certain irregularities at one of its international subsidiaries. The irregularities include certain accounting errors and the failure to remit certain municipal taxes, notwithstanding receipt of official certificates indicating otherwise. Management identified the irregularities during its periodic audit and procedural review of the business unit. Because employee(s) of the international subsidiary may have engaged in unlawful activity, the Company has advised the Securities and Exchange Commission of the matter. The Company is continuing to investigate these matters with the help of an outside independent law firm.

Based on the preliminary results of its review, the Company expects to restate its previously issued financial statements for the fiscal years 2000 through 2004 and potentially for each of the three-month periods covered by the interim quarterly reports for the fiscal year 2005. Accordingly, such previously issued financial statements should no longer be relied upon until such restatement occurs and issuance of the Company’s Form 10-K for the fiscal year ended December 31, 2005. Although the review is not complete, the Company estimates the total earnings impact, primarily related to the five-year period 2000 through 2004, will be $5.0 million to $7.0 million, including an estimated $1.5 million to $2.2 million of interest and penalties related to unpaid municipal taxes in the foreign country. The Company is in discussions with its lenders concerning waivers of any technical events of default that may result from the restatement itself and the events requiring the restatement and waivers of any potential non-compliance with financial covenants related to the restatement.   Current estimates of the restatements required may need to be adjusted, perhaps materially, when the restated financial statements are filed.

As a result of the ongoing reviews, the Company may be required to delay the filing of its 2005 Annual Report on Form 10-K, which is due March 16, 2006, in order to allow for the Company and Audit Committee’s evaluation of these issues, to be concluded and for its external auditors to complete an audit of the Company’s financial statements.

Based on current information, the Company expects to report fourth quarter of 2005 revenue of approximately $290 million and earnings per share of between $0.08 and $0.10, excluding any non-recurring items.

About SITEL

SITEL is a leading global provider of outsourced customer support services. On behalf of many of the world’s leading organizations, SITEL designs and improves customer contact models across its clients’ customer acquisition, retention and development cycles.  SITEL manages approximately

two million customer interactions per day via the telephone, e-mail, Internet and traditional mail.   SITEL has nearly 36,000 employees in 91 global contact centers, utilizing more than 32 languages and dialects to serve customers in 56 countries   SITEL is a leader in the contact center industry.  Please visit SITEL’s website at www.sitel.com for further information.

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. The words “expects,” “will,” “estimates”, “anticipates” and similar expressions in this news release identify forward-looking statements, which speak only as of the date the statement is made.  SITEL assumes no obligation to update any such forward-looking statement.  Although SITEL believes that the expectations reflected in such forward-looking statements are reasonable, there can be no assurance that such expectations will prove to be correct.  Because forward-looking statements involve risks and uncertainties, future events and actual results could differ materially from those set forth in, contemplated by or underlying the forward-looking statements.  Important factors that could cause actual results to differ materially from SITEL’s expectations may include, but are not limited to the following, many of which are outside SITEL’s control: results of the continuing review into the irregularities, client budgets and plans, effectiveness of cost control initiatives, effectiveness of revenue enhancement initiatives, delays in approving new contact center initiatives or in moving forward with previously approved initiatives, terms of final contracts to be completed with clients, ability to negotiate contracts on acceptable terms, contract termination provisions, delays in ramp up of services, customer demand for client products and services, the demand for off-shore services, delays in securing necessary regulatory approvals, licenses, leases, personnel, services and equipment for new facilities, competitive pressures in SITEL’s and its clients’ industries and in local markets, reliance on major clients, subcontractors and strategic partners, mergers and restructurings involving clients or prospective clients, industry regulation, reliance on telecommunications and computer technology, unanticipated labor, contract or technical difficulties, general and local economic trends and conditions, the effects of leverage, currency translation, uncertainties of litigation, risks associated with operating a global business, and dependence on credit availability and credit market conditions. SITEL’s Form 10-K, 10-Q and 8-K reports filed with the Securities and Exchange Commission describe other important factors that may impact SITEL’s business, results of operation and financial condition and cause actual results to differ materially from those set forth in, contemplated by or underlying the forward-looking statements.

# # # # #